KemPharm

Q1 2020 Results

May 12, 2020

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements regarding the potential approval timing for KP415, the potential label for KP415, the royalty or milestone payments under our license agreement with Gurnet Point Capital, the duration of our cash runway following the transactions described in this presentation, our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates, the status of the APADAZ® commercialization, the plans and capabilities of our collaborators, including our drug discovery collaboration with Deerfield, potential addressable markets for our product candidates, and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. Risks concerning KemPharm's business are described in detail in KemPharm's Annual Report on Form 10-K for the year ended December 31, 2019, and KemPharm's other Periodic and Current Reports filed with the Securities and Exchange Commission. We are under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Q1 2020 Results Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer

KemPharm: Recent Highlights

KP415 NDA

- KP415 NDA accepted by FDA (May 1)
- $5M milestone payment earned w/ KP415 NDA acceptance

Q1 2020 Financial Results

- Revenue of $2.1M, third sequential quarter of development services revenue
- Net loss of $5.8M, or $0.12 per basic and diluted share
- Total cash and investments was $2.5M at March 31, 2020, a decrease of $1.1M compared to 12/31/2019

KP415 Commercial Progress

- Corium, Inc., GPC portfolio company, to lead KP415 commercialization
- Highly talented and experienced team in commercializing ADHD products
- Led by Perry Sternberg; ex-Head of Commercial @ Shire

Improved Financial Position

- Phase 1 of debt restructuring complete; principal/interest payments pushed to Mar 31, 2021
- Revenue + lower expense base has reduced projected cash burn to ~$1M/quarter vs. average of $4.7M/quarter in 2019
- Based on current operating forecast, projected cash runway extends past anticipated KP415 PDUFA date in Mar 2021

Summary of KP415/KP484 Partnership Deal Terms

- Worldwide license with an affiliate of Gurnet Point Capital (GPC) announced Sept 2019; GPC's portfolio company, Corium, Inc., to lead commercialization
- Total of up to $493M in upfront and milestone payments; plus royalties on Net Sales

Upfront cash	– $10M, as well as reimbursement or direct payment of up to $8M of certain pre-approval development costs for KP415
Development costs and activities	– Licensee covers development costs for KP415 post-approval, KP484, and if added, KP879 and KP922 – KemPharm manages development activities
Regulatory milestone payments	– $5M payment triggered by KP415 NDA acceptance – Up to $58M in approval milestones remain for KP415 and KP484
Sales milestone payments	– Payments totaling up to $420M upon achievement of various tiers of annual U.S. Net Sales
Royalty payments	– Tiered royalties on U.S. Net Sales ranging from high single digits to mid-20s percentages – Tiered royalties on ex-U.S. Net Sales ranging from low to mid-single digits percentages
Option products	– Option to license and develop KP879 and KP922

Corium, Inc – A GPC Portfolio Company

- Commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products
- Led by Perry Sternberg, President & CEO
  - 25 years of commercial experience across a wide range of therapeutic areas in diverse markets
  - Previously held dual role at Shire, Plc as Head of U.S. Commercial and Chief Commercial Officer/Head of Neuroscience
  - Oversaw seven therapeutic area business units and the launch and commercialization of multiple product franchises, including those targeting the ADHD space
- Corium's leadership team is also comprised of other executives with prior experience at Shire

The ADHD and ER Methylphenidate Market

- ~$12.5 billion ADHD market with prescription growth of >4% year-over-year
- The branded portion of the ADHD market was ~$6.2B in 2018 and more than 95% of these branded prescriptions are for extended release
- Methylphenidate (MPH) accounted for approximately 19.4 million TRx's and $3.9 billion in sales in 2018
- Market research indicates prescribers see the following potential KP415 features as key advantages
  - Duration of action (60%)
  - Lower abuse potential (52%)
  - Early onset of action (43%)
- Market research also indicates that prescribers estimate that MPH is given as the preferred first line of therapy for children under the age of 13 approximately 60% of the time

Source: Symphony Health, PHAST 2018

KP415 and KP484 Product Overviews

KP415

- Prodrug of d-MPH (SDX) with extended release properties, co-formulated with IR d-MPH
- Potential features and benefits:
  - Once-daily dosing
  - Earlier onset, long duration
  - Lower abuse potential
  - Patient-friendly dosage form
- Potential to be first MPH product approved for pre-school ages
- No generic equivalent product
- Composition-based patent expires in 2032; pending applications, if granted, may potentially expire in 2037; potentially NCE eligible

KP484

- Prodrug of d-MPH (SDX) with extended release properties
- Potential features and benefits
  - Once-daily dosing
  - Longer duration than other extended release ADHD products
  - Lower abuse potential
- No generic equivalent product
- Composition-based patent expires in 2032; pending applications, if granted, may potentially expire in 2037; potentially NCE eligible

Deerfield and KemPharm Prodrug Discovery Collaboration

- In connection with our December 2019 debt restructuring, we have agreed to collaborate on a potential prodrug discovery effort with Deerfield
- Deerfield, or its affiliates, may identify up to two compounds with applications for new disease indications, and KemPharm will utilize its proprietary prodrug technology to potentially discover acceptable new product candidates for development
- Potentially create new prodrugs designed to:
  - Improve profile of drug candidate
  - Generate long-lived composition-of-matter patents
  - Address unmet patient needs
- If successful, KemPharm and Deerfield, or its affiliate, may further collaborate to develop the product candidate(s) subject to mutually agreeable terms and conditions

Update on APADAZ® Commercialization

- APADAZ is available nationally for pharmacies to place stocking orders
- 19 state Medicaids have added the authorized generic of APADAZ to their preferred drug lists; also added to the Federal Supply Schedule (FSS)
- The current environment for opioids is difficult, especially due to ongoing litigation related to past opioid marketing though progress continues
    - Awareness efforts by KVK are based on a fair and balanced presentation of the product attributes, with a focus on education for responsible use of the product with pharmacies and physicians
- KVK license agreement includes:
    - $3.4M utilization milestone and cost reimbursement payments to KemPharm based on achieving an initial level of potential annual utilization; may be achievable as early as 2020
    - Profit-share of up to 50%; revenue not to be realized by KemPharm until the product has reached profitability; may be possible as early as 2021

Q1 2020 Financial Results

- Revenue and Net Loss
  - Revenue of $2.1M, as compared to Q4 2019 revenue of $1.4M; third sequential quarter of services revenue, which is expected to continue
  - Net loss of $5.8 million, or $0.12 per basic and diluted share, compared to net loss of $12.3M, or $0.46 per basic and diluted share, for Q1 2019
- Expense
  - Q1 2020 operating loss of $3.7M, which is a reduction of 67% compared to $11.4M in Q1 2019, driven by workforce reduction of 36%, other expense reductions, and the addition of services revenue
  - R&D expenses were $2.1M, a 75% reduction compared to Q1 2019
  - G&A expenses were $2.2M, which was $0.6M less than Q1 2019
  - Q1 2020 includes the following non-cash items : int. exp. ($2.2M), non-recurring severance exp. ($0.8M) and stock comp exp. ($0.6M)

Q1 2020 Balance Sheet Update

- As of Mar 31, 2020, total cash[1] was $2.5M, a decrease of $1.1M compared to Dec 31, 2020; forecasted cash burn rate of ~$1M/quarter
  - Based on operating forecast, expected revenues and existing resources, cash runway expected to extend into, but not through, Mar 2021
- Total debt of $68.6M at Mar 31, 2020, vs. $77.3M at Dec 31, 2019
  - Reduction of $8.7M due to Deerfield exchanges of $9.6M during Q1 2020, offset by interest added to principal of $0.9M
  - As of Mar 31, 2020, 10,439,015 shares remain under exchange agreement
  - Phase 2 of debt restructuring in process
- Lincoln Park Capital Equity Line of Credit (Feb 2020): as of Mar 31, 2021, rec'd proceeds of $1.1M for 4,000,000 shares; 4,959,545 shares remain under facility
  - LPC facility provides potential capital flexibility for unexpected timing items
- 65,762,630 shares outstanding as of May 11, 2020

1 - Includes cash, cash equivalents and restricted cash.

Update on Nasdaq Listing Compliance

- KemPharm has not regained compliance with two of the continued listing requirements for the Nasdaq Capital Market (NCM):
  - Market value of listed securities (MVLS) continued listing requirement, which is a minimum of $35M, or the
  - Bid price continued listing requirement, which is minimum of $1.00
- Although Nasdaq recently announced an extension for non-compliant companies to regain compliance due to the COVID-19 crisis, the extension does not apply to the MVLS
- If the Company does not reach an MVLS of $35M by May 13, 2020, it is likely that the Nasdaq will issue a final delist determination and suspend KemPharm from trading on Nasdaq
- If this occurs, the Company intends to list its securities as soon as possible on the OTC Venture Market (OTCQB) with the goal of minimizing disruption, if any, in the trading of its securities

KemPharm: Next Steps and 2020 Outlook

KP415 NDA

- PDUFA date for KP415 NDA in March 2021
- 10-month FDA review from acceptance on May 1, 2020
- Remaining approval milestones up to $58M

Improved Financial Position

- Based on current operating forecast, projected cash runway extends past potential KP415 PDUFA date
- Revenue and reducing expense remains in focus
- Initiate Phase 2 of debt restructure to address remaining debt pre-PDUFA, if able

KP415/KP484 Commercial Progress

- KemPharm working with Corium on commercial supply for potential mid-2021 launch
- KP415 commercial and ADHD market update will be provided when Corium is able to do so

Beyond KP415

- Corium evaluating additional KP415 opportunities and pipeline products KP484, KP879 and KP922; future updates
- Deerfield prodrug discovery collaboration
- Continue to support KVK's launch of APADAZ

KemPharm

Q1 2020 Results

May 12, 2020